QuickLinks -- Click here to rapidly navigate through this document

Exhibit 21.1

Subsidiaries of Douglas Emmett, Inc.

Name	Jurisdiction of Formation / Incorporation
Barrington/Kiowa Properties	California
Barrington Pacific, LLC	California
Barry Properties, Ltd.	California
Brentwood Court	California
Brentwood Plaza	California
Brentwood-San Vicente Medical, Ltd.	California
Douglas Emmett Residential 2005, LLC	Delaware
Douglas Emmett 2006, LLC	Delaware
Douglas Emmett 2002, LLC	Delaware
Douglas Emmett 2000, LLC	Delaware
Douglas Emmett 1993, LLC	Delaware
Douglas Emmett 1995, LLC	Delaware
Douglas Emmett 1996, LLC	Delaware
Douglas Emmett 1997, LLC	Delaware
Douglas Emmett 1998, LLC	Delaware
DECO Acquisition, LLC	California
DEG, LLC	Delaware
DEG Residential, LLC	Delaware
DEGA, LLC	Delaware
Douglas Emmett Joint Venture	California
DERA Acquisition, LLC	California
DERF 2005 Acquisition, LLC	Maryland
Douglas Emmett Management, Inc.	Delaware
Douglas Emmett Management, LLC	Delaware
Douglas Emmett Properties, LP	Delaware
Douglas Emmett Realty Fund	California
Douglas Emmett Realty Fund 1995	California
Douglas Emmett Realty Fund 1996	California
Douglas Emmett Realty Fund 1997	California
Douglas Emmett Realty Fund 1998	California
Douglas Emmett Realty Fund 2000	California
Douglas Emmett Realty Fund 2002	California
Douglas Emmett Realty Fund No. 2	California
Kiowa Properties, Ltd.	California
Owensmouth/Warner, LLC	California
P.L.E. Builders, Inc.	California
San Vicente Plaza	California
Shores Barrington, LLC	Delaware
Triangle Lenders, LLC	California
Westwood Place Investors, LLC	Delaware

QuickLinks

  Exhibit 21.1